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                                                                    EXHIBIT 10.1

                           PURCHASE AND SALE AGREEMENT

               4 Stanley Tucker Drive, Newburyport, Massachusetts

     This Purchase and Sale Agreement (this "Agreement") is made as of the Effective Date (defined below), by and between BERKSHIRE-NEWBURYPORT LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Seller") and VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC., a Delaware corporation ("Buyer").

                                 R E C I T A L S

     Seller is the owner of the Property (as defined below) and Seller desires to sell, and Buyer desires to purchase the Property upon and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

                ARTICLE 1: SCHEDULE; DEFINITIONS; PURCHASE PRICE

     1.1  Schedule. The following basic terms are made a part of this Agreement:

     Purchase Price:               $9,052,182.75, which is comprised of (i)
                                   immediately available funds to be wire
                                   transferred to Seller at Closing in the
                                   amount of $3,400,000.00, (ii) assumption of the Assumed Debt (defined below) in the amount of $5,152,182.75 (assuming a Closing
                                   Date of January 1, 2003) and (iii) forfeiture of the $500,000.00 prepayment of rent made by Buyer, as tenant, under Section 19 of the Lease ("Rent Prepayment"), plus or minus prorations and other adjustments as provided herein, including without limitation adjustments on account of the Assumed Debt.
                                   In the event the Closing Date occurs after January 1, 2003, the Purchase Price shall be reduced to reflect the reduction in the amount of the Assumed Debt, as set forth in
                                   Section 5.1(g) below.

     Earnest Money:                $50,000.00, plus interest thereon.

     Effective Date:               The latest date of execution of this
                                   Agreement by Seller and Buyer, as indicated on the signature page.

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     Escrow Agent:                 First American Title Insurance Company.

     Due Diligence Period:         The period from the Effective Date through
                                   the 5:00 p.m. (Boston time) on the date that is forty (40) days after the Effective Date.

     Closing Date:                 As designated by Buyer upon not less than
                                   five (5) days' prior notice to Seller, but not later than ten (10) days after the later of (i) the expiration of the Due Diligence
                                   Period, and (ii) receipt of the written
                                   consent of the Lender (defined below) to the conveyance of the Property, subject to the Assumed Debt and the assumption of the Assumed Debt by Buyer. Notwithstanding the foregoing, Buyer shall have the right to extend the Closing Date as set forth in
                                   Section 2.9(c) below. In no event shall the Closing Date occur prior to January 3, 2003.

     Broker:                       The Chiofaro Company, LLC

     Notice Addresses:             See Appendix 9.11 attached hereto.


     1.2 Definitions. Certain terms, capitalized but not defined in the body of this Agreement or otherwise designated in Section 1.1 hereof, shall have the meanings ascribed to them on Appendix 2.2 attached hereto or as set forth below:

     "Accepted Service Contracts" shall have the meaning set forth in Section
2.5.

     "Affiliate" shall mean: (a) an entity that directly or indirectly controls, is controlled by or is under common control with the party in question; or (b) an entity at least a majority of whose economic interest is owned by the party in question; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

     "Endorsements" shall mean, to the extent such endorsements are available under the laws of the state in which the Property is located, (i) extended coverage, (ii) owner's comprehensive, (ii) access, (iv) creditors' rights, (v) survey (accuracy of survey), (vi) location (survey legal matches title legal),
(vii) separate tax lot, (viii) plat act/subdivision or legal lot, (ix) zoning
3.1 (with parking and loading docks), (x) contiguity (if applicable), (xi) restrictions (if applicable), (xii) utility facility endorsement, and (xiii) such other endorsements as Buyer may require during the Due Diligence Period based upon its review of the Title Commitment and Survey.

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     "Environmental Laws" shall mean, without limitation, the Resource
Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal, state, county, municipal and other local laws governing or relating to Hazardous Materials or the environment together with their implementing regulations, ordinances and guidelines.

     "Hazardous Materials" shall mean, without limitation, polychlorinated biphenyls, urea formaldehyde, radon gas, lead paint, radioactive matter, medical waste, asbestos, petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous, infectious or toxic under any Environmental Law.

     "Improvements" shall mean, all buildings, improvements, fixtures, structures, parking areas and landscaping located on the Land.

     "Intangible Property" shall mean, all right, title and interest of Seller in and to all intangible personal property owned by Seller and now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, including, without limitation, any and all of the following: trade names and trademarks associated with the Real Property; the plans and specifications for the Improvements, including as-built plans; unexpired warranties, guarantees, indemnities and claims against third parties; contract rights related to the construction, operation, repair, renovation, ownership or management of the Real Property that are expressly assumed by Buyer pursuant to this Agreement; pending permit or approval applications as well as existing permits, approvals and licenses (to the extent assignable); insurance proceeds and condemnation awards to the extent provided in Sections 3.2 or 3.3 of this Agreement; and books and records relating to the Property.

     "Land" shall mean, the land described in Exhibit A attached hereto (the legal description of the land set forth in the Survey [defined below] for the Property shall control to the extent of any inconsistency) and all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to the Land, including any and all mineral rights, development rights, water rights and the like; and all right, title, and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Land.

     "Lease" shall mean that certain Lease dated as of October 30, 1995 between Seller, as landlord, and Genus, Inc., as tenant ("Original Tenant"), as amended by a First Amendment to Lease dated as of November 8, 1995 between Seller and Original Tenant, and a Second Amendment to Lease dated as of October 30, 1996 between Seller and Original Tenant, and assigned pursuant to that certain Agreement Regarding Assignment and Transfer of Letter of Credit dated as of April 12, 1999, between Varian Medical Systems, Inc., Varian Semiconductor Equipment Associates, Inc. and Seller.

     "Permitted Exceptions" shall mean, exceptions approved by Buyer pursuant to this Agreement, real estate taxes not yet due and payable and tenants in possession as tenants only

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under the Lease without any option to purchase or right of first refusal with respect to the Property.

     "Personal Property" shall mean, all right, title and interest of Seller in and to all tangible personal property owned by Seller and now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, including, without limitation, all equipment, machinery, heating, ventilating and air conditioning units, furniture, art work, furnishings, trade fixtures, office equipment and supplies, and, whether stored on or off-site, all tools and maintenance equipment, supplies, and construction and finish materials not yet incorporated in the Improvements but held for repairs and replacements.

     "Property" shall mean, the Real Property, the Lease, the Rents, the Personal Property, the Intangible Property and the Accepted Service Contracts.

     "Real Property" shall mean, the Land and the Improvements.

     "Rents" shall mean all income from the Real Property, including without limitation, all fixed or base rent, percentage rent, additional rent or other amounts payable by the tenant under the Lease with respect to operating expenses, taxes or other charges under the Lease.

     "Service Contracts" shall mean, all service contracts and other contracts, agreements or instruments relating to the ownership, use, management or operation of the Property, including equipment leases or any other lease in which Seller is lessee, but excluding the Lease.

     "Survey" shall mean, a current survey of the Real Property prepared by a surveyor licensed in the jurisdiction in which the Real Property is located and reasonably acceptable to Buyer, certified to Buyer and the Title Company as having been prepared in accordance with the ALTA/ACSM 1998 Minimum Standard Detail Requirements, containing Table A Items 2, 3, 4, 5, 6 , 7(a), 7(c), 8, 10, 11 and 13 and meeting the accuracy requirements of an, as applicable, "urban" or "suburban" survey.

     "Title Commitment" shall mean, a commitment for an ALTA Form B (1992) owner's title insurance policy for the Real Property in the full amount of the Purchase Price covering title to the Real Property on or after the date of this Agreement, showing Seller as the owner of the Property.

     "Title Company" shall mean First American Title Insurance Company.

     "Title Policy" shall mean, an ALTA Owner's Policy (1992) of title insurance, with extended coverage, issued by the Title Company as of the date and time of the recording of the Deed for the Property, in the amount of the Purchase Price, containing the Endorsements, insuring Buyer as the owner of fee simple title to the Property, subject only to the Permitted Exceptions.

     1.3 Earnest Money. Within two (2) business days after the Effective Date, Buyer shall deposit the Earnest Money with the Escrow Agent. Contemporaneously with the execution of this Agreement, Seller, Buyer and the Escrow Agent shall execute the escrow agreement

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substantially in the form of Appendix 1.3 attached hereto (the "Escrow
Agreement"). The Earnest Money shall be held and disbursed as provided in the Escrow Agreement.

                             ARTICLE 2: INSPECTION

     2.1 Due Diligence; Indemnity. Buyer shall have the Due Diligence Period in which to examine, inspect, and investigate the Property and, in Buyer's sole and absolute judgment and discretion, to determine whether the Property is satisfactory to Buyer.

     Upon reasonable advance notice to Seller, Buyer and its agents, employees and representatives, contractors, architects and other parties designated by Buyer ("Buyer's Representative") shall, during the term of this Agreement, have reasonable access to the Property and all books and records for the Property that are in Seller's or its property manager's possession or control for the purpose of conducting analyses, surveys, architectural, engineering, geotechnical and environmental inspections and tests (including reasonable intrusive inspection and sampling), and any other inspections, studies, or tests reasonably required by Buyer. In the course of its investigations, Buyer may make inquiries to third parties, including, without limitation, tenants, lenders, contractors, property managers, parties to Service Contracts and municipal, local and other government officials and representatives. The parties acknowledge that Buyer is in possession of the Property and Seller will not require that Seller accompany Buyer during Buyer's inspection and investigation of the Property.

     Buyer shall keep the Property free and clear of any liens arising out of such entry and inspection and will indemnify, defend, and hold Seller harmless from all such liens and any claims asserted by third parties against Seller (other than those arising out of Seller's negligence or willful misconduct) to recover for personal injury or property damage as a result of Buyer's Representative's entry onto the Property. If any inspection or test damages the Property, Buyer will restore the Property to its condition immediately prior to any such inspection or test. Buyer's obligations under this Section 2.1 shall survive the termination of this Agreement.

     2.2 Seller's Delivery of Specified Documents. In order to assist Buyer with its inspection and review of the Property, Seller hereby certifies that Seller has delivered to Buyer true, correct and complete copies of the items set forth on Appendix 2.2 to this Agreement with respect to each Property (collectively, the "Property Information"). If any such item is not in Seller's or its property manager's possession or control or reasonably capable of being generated by Seller or its property manager, Seller hereby certifies that Appendix 2.2 accurately states "None" with respect to such items. During the term of this Agreement, Seller shall provide Buyer with any document described above as and when it comes into Seller's or its property manager's possession or control or is produced by Seller or its property manager after the initial delivery of the Property Information. Without limiting the foregoing, Seller shall make all other documents, files and information concerning the Property in Seller's possession or control available for Buyer's inspection at the Property or such other location as shall be mutually agreed by the parties.

     2.3 Title and Survey. Buyer shall, at its cost and expense, cause to be prepared and delivered to Buyer with respect to the Property (i) the Title Commitment, (ii) true, complete and legible copies of all documents referenced in the Title Commitment, and (iii) the Survey

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     2.4  Objection Notice. If Buyer is not satisfied in its sole discretion with any of its inspections, reviews or with any other matter concerning the Property, Buyer may, on or prior to the expiration of the Due Diligence Period, either (i) terminate this Agreement by notice to Seller, in which event the Earnest Money shall be immediately returned to Buyer and neither party shall have further obligations hereunder, except as specifically set forth herein or
(ii) accept the Property by providing written notice to Seller of such acceptance or (iii) raise certain objections by providing notice in writing (the "Objection Notice"), which Objection Notice may, at Buyer's option, specify which matters (the "Objections") Buyer does not find satisfactory with respect to the Property. If Buyer does not timely provide an Objection Notice or an acceptance notice, Buyer shall be deemed to have terminated this Agreement as provided above.

     If Buyer timely provides an Objection Notice, Seller shall have ten (10) days after delivery of such Objection Notice to remove or cause to be corrected to Buyer's satisfaction, all of such Objections. In all cases, Seller shall be obligated at Closing to fully discharge all liens of a definite and ascertainable amount that are not specifically assumed or accepted by Buyer in writing as well as those exceptions or encumbrances to title which arise after the date of the Title Commitment. If the aggregate amount of such liens or encumbrances exceeds the Purchase Price for the Property (plus or minus prorations), Seller shall, during such ten (10) day period, provide evidence reasonably satisfactory to Buyer of Seller's financial ability to fully discharge such excess amounts.

     If Seller fails or refuses to cause the Objections to be removed and corrected to Buyer's satisfaction within such ten (10) day period, or fail to present evidence of its financial ability to satisfy such excess liens by such date, then Buyer shall elect, on or prior to the date and time that is twenty
(20) days after the delivery of the Objection Notice, at 5:00 p.m., Boston time, to (i) terminate this Agreement, in which event the Earnest Money shall be immediately returned to Buyer and neither party shall have any further obligations hereunder, except as specifically set forth herein or (ii) accept the Property subject to any Objections and proceed to close, with the further right to deduct from the Purchase Price amounts secured by liens of a definite or ascertainable amount which Seller has not removed as provided herein as well as amounts required to remove any exceptions or encumbrances which arise after the date of the Title Commitment. If Buyer makes no such election, Buyer shall be deemed to have elected to terminate this Agreement as provided above.

     If after the expiration of the Due Diligence Period, the Title Company revises the Title Commitment or the surveyor revises the Survey to add or modify exceptions, or to add or modify the conditions to obtain any of the Endorsements, then, unless Buyer elects by notice to Seller to accept such exceptions or conditions within ten (10) days after being notified thereof, then this Agreement shall be deemed terminated as provided above. If, within such ten
(10) day period, Buyer notifies Seller that it objects to such new matters (the "Post-Commitment Objection Notice") then Seller will have ten (10) days after delivery of such Post-Commitment Objection Notice to remove or cause to be corrected to Buyer's satisfaction, all of such new matters. If Seller fails or refuses to cause such new matters to be removed or corrected to Buyer's satisfaction within such ten (10) day period, then Buyer shall elect, on or prior to the date and time that is twenty (20) days after the delivery of the Post-Commitment Objection Notice, at 5:00 p.m., Boston time, to (i) terminate this Agreement or (ii) accept the Property subject to such new

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matters and proceed to close, with the further right to deduct from the Purchase
Price amounts secured by liens of a definite or ascertainable amount which Seller has not removed as provided herein as well as amounts required to remove such new matters. If Buyer makes no such election, Buyer shall be deemed to have elected to terminate this Agreement as provided above.

     If necessary, the Closing Date shall be extended the number of days necessary to give effect to the notice and cure periods set forth in this
Section 2.4.

     2.5 Service Contracts. During the Due Diligence Period, Buyer shall notify Seller as to which Service Contracts Buyer will assume (the "Accepted Service Contracts"). Buyer will assume the obligations arising from and after the Closing Date under the Accepted Service Contracts that are not in default as of the Closing Date. Seller shall terminate at Closing all Service Contracts that are not so assumed and if Buyer fails to timely provide notice of acceptance, Buyer shall be deemed to not have assumed any Service Contracts.

     2.6  Intentionally Omitted.

     2.7  Intentionally Omitted.

     2.8 CCRs. If the Property is subject to a declaration of covenants, conditions and restrictions or similar instrument ("CCRs") governing or affecting the use, operation, maintenance, management or improvement of such Property, then as a condition to Buyer's obligation to close, at Closing, Seller shall deliver into the escrow: (i) estoppel certificates, in form and substance satisfactory to Buyer, from the declarant, association, committee, agent and/or other person or entity having governing or approval rights under the CCRs, and
(ii) a recordable assignment, in form and substance satisfactory to Buyer, assigning any and all developer, declarant or other related rights or interests of Seller (or any Affiliate of Seller) in or under the CCRs.

     2.9 Assumed Debt. The Property is to be conveyed without release of, and the Buyer shall accept title to the Property subject to, the lien of the existing mortgage and related security instruments and documents listed on Appendix 2.9 attached hereto in favor of Wachovia Securities ("Lender") with respect to the Property, which mortgage and related documents secures indebtedness evidenced by a promissory note in favor of Lender in the original principal amount of $6,623,019.00 (the "Assumed Debt") (herein, such mortgage, promissory note and related documents are sometimes collectively referred to as the "Loan Documents"). Such acceptance of the Assumed Debt shall be made in accordance with the following:

(a) Conditions to Assumption. It shall be a condition precedent to the obligations of the Buyer to close this transaction subject to the Loan Documents that (i) any required consent of Lender to the conveyance of the Property subject to the Assumed Debt and the assumption of the Assumed Debt by the Buyer shall have been obtained from Lender; (ii) any terms and conditions imposed by Lender in connection with issuing such consent shall be satisfactory to the Buyer in its sole discretion; (iii) the Buyer shall not be obligated to assume any personal liability for any of the undertakings under the Loan Documents, other than the exceptions to non-recourse provisions in the Loan Documents that relate to events, acts or omissions first arising on or after the Closing Date;
(iv) as of the Closing Date there shall not exist any uncured default under the

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Loan Documents and Seller shall have paid in full all interest and other amounts
(including, without limitation, installments of principal and interest and any applicable fees, charges or penalties) which are due and payable under the Loan Documents at or prior to Closing; (v) the form of agreement pursuant to which the Buyer shall assume the borrower's obligations under the Loan Documents from and after the Closing shall be satisfactory to the Buyer in its sole discretion shall have been executed by Lender, shall contain such modifications to the Loan Documents as Buyer reasonably requires and shall contain an acknowledgment from the Lender that it has no knowledge of any uncured defaults under the Loan Documents and (vi) as of the Closing Date the principal balance of the Assumed Debt shall not exceed $5,152,182.75, which is the projected principal balance of the Assumed Debt as of January 1, 2003.

(b) Assumption Costs. All transfer or other fees charged by Lender and any costs and expenses charged by Lender in connection with the transfer of the Property subject to the Assumed Debt, recording costs and expenses relating to the recordation of any mortgage assignment agreement or other documentation relating to the transfer of the Property subject to the Assumed Debt, attorneys' fees incurred by Lender, any title insurance premiums or costs for endorsements required by Lender, and any other costs and expenses relating to the transfer of the Property subject to the Assumed Debt shall be paid by Buyer, with the exception that Seller shall pay all assumption fees required by Lender.

(c) Cooperation. The parties shall cooperate in good faith and with reasonable diligence to secure the approval of the Lender to the conveyance of the Property subject to the Assumed Debt to the Buyer. The Buyer shall have the right to negotiate directly with Lender concerning Lender's consent. The Buyer and Seller shall promptly provide to Lender all information they may reasonably require in order to obtain Lender's consent. If the conditions set forth in this Section
2.9 have not been satisfied by February 1, 2003, then Buyer may, by delivering written notice to the Seller on or before February 1, 2003, (i) extend the Closing Date for up to three (3) periods of thirty (30) days each (each an "Extension Period"), (ii) terminate this Agreement, whereupon the Earnest Money shall be returned to the Buyer and the parties will have no further obligations under this Agreement, except as expressly stated herein or (iii) waive such requirement. If the Buyer fails to make a timely election, Buyer shall be deemed to have elected to terminate this Agreement. In the event Buyer elects to extend the Closing Date pursuant to this Section 2.9(c) and the conditions set forth in this Section 2.9 have not been satisfied by the end of the final Extension Period, Buyer may by delivering written notice to Seller on or before the last day of the final Extension Period, terminate this Agreement, whereupon the Earnest Money shall be returned to the Buyer and the parties will have no further obligations under this Agreement, except as expressly stated herein, or waiver such requirement. If the Buyer fails to make a timely election, Buyer shall be deemed to have elected to terminate this Agreement.

                     ARTICLE 3: OPERATIONS AND RISK OF LOSS

     3.1  Ongoing Operations. From the Effective Date through the Closing Date.

(a) Operation of Property. Seller shall maintain the Property in substantially its current condition and in compliance with all applicable laws and regulations. Except as necessary to comply with the preceding sentence, Seller shall not make any material alterations to the

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Property or any portion thereof without Buyer's prior written consent. Seller will perform its obligations under the Lease, Service Contracts and other agreements that may affect the Property.

(b) New Contracts. Seller shall not, without Buyer's prior written consent in each instance, amend, terminate, exercise any rights or options under, grant concessions regarding, or enter into any contract or agreement that will be an obligation affecting the Property or binding on Buyer after Closing, except contracts entered into in the ordinary course of business that are terminable without cause or penalty on 30-days' notice (and Seller shall terminate any such contracts on the Closing Date, unless such contracts are Accepted Service Contracts).

(c) Listings and Other Offers. Seller will not list the Property with any broker or otherwise solicit or make or accept any offers to sell all or any part of the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition of all or any part of the Property, except as set forth in Section 3.1(b) and (g). Notwithstanding the foregoing, Seller shall be permitted to enter into a back-up offer with respect to the Property, provided (i) Seller discloses the existence of this Agreement to such party offering to buy the Property, and (ii) such back-up offer does not in any way impede the transaction contemplated by this Agreement.

(d) Removal and Replacement of Tangible Personal Property. Seller will not remove any Personal Property except as may be required for necessary repair or replacement, and repair and replacement shall be of equal quality and quantity as existed as of the time of its removal.

(e) Maintenance of Insurance. Seller shall carry its existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

(f) Maintenance of Permits. Seller shall maintain in existence all licenses, permits and approvals necessary or reasonably appropriate to the ownership, operation or improvement of the Property.

(g) Leasing. Not amend, terminate or grant concessions regarding the Lease, or enter into any lease without Buyer's prior written consent which Buyer may grant or withhold in its sole discretion. In the event Buyer consents to such amendment, termination, grant of concession or new lease, the definition of "Lease" set forth in Section 1.2 hereof shall be modified accordingly. If Buyer fails to object or otherwise reply to Seller's request for consent within five
(5) business days after receipt of Seller's request and all information reasonably required in order to make an informed decision, Buyer shall be deemed to have objected to such proposed action.

(h) Other Actions. Neither Seller, nor its employees, agents or contractors, shall take or fail to take any action that causes Seller's representations or warranties to become untrue or that causes one or more of Buyer's conditions to Closing to be unsatisfied.

(i) Loan Documents. Seller will timely comply with all of the terms and conditions of the Loan Documents. Seller shall not amend or terminate the Loan Documents without Buyer's

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prior written consent (which may be withheld in Buyer's reasonable discretion prior to the expiration of the Due Diligence Period and in the Buyer's sole discretion after the end of the Due Diligence Period).

     3.2 Damage. Risk of loss up to and including the Closing Date shall be borne by Seller. Seller shall promptly give Buyer written notice of any damage to the Property, describing such damage, stating whether such damage and loss of rents is covered by insurance and the estimated cost of repairing such damage. In the event of any material damage (described below) to or destruction of the Property or any portion thereof, Buyer may, at its option, by notice to Seller given within ten (10) business days after Seller has provided the above described notice to Buyer together with all relevant information concerning the nature and extent of such damage (and if necessary the Closing Date shall be extended to give Buyer the full ten (10) business day period to make such election): (i) terminate this Agreement and the Earnest Money shall be immediately returned to Buyer, or (ii) proceed under this Agreement, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller or Buyer under the insurance carried by Buyer as tenant of the Property as a result of such damage or destruction and assume responsibility for such repair, and Buyer shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. If Buyer fails to timely make such election, Buyer shall be deemed to have elected to terminate this Agreement as provided above. If Buyer elects (ii) above, Buyer may extend the Closing Date for the Property for up to an additional thirty (30) day period in which to obtain insurance settlement agreements with Buyer's insurers, and Seller will cooperate with Buyer in obtaining the insurance proceeds and such agreements from Seller's insurers. If the Property is not materially damaged, then (i) Buyer shall not have the right to terminate this Agreement, (ii) Seller shall, to the extent requested and directed by Buyer, repair the damage before the Closing in a manner reasonably satisfactory to Buyer, and (iii) at Closing, Buyer shall receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and Buyer shall receive a credit at Closing for any deductible, uninsured or co-insured amount under said insurance policies. To the extent Seller has incurred reasonable market based costs in effecting the repairs requested and directed by Buyer (which costs have not been assumed by Buyer), Seller shall be paid a portion of such insurance proceeds in an amount equal to such costs. "Material damage" and "Materially damaged" means, with respect to the Property, damage in Buyer's reasonable estimation exceeds $100,000.

     3.3 Condemnation. In the event any proceedings in eminent domain are contemplated, threatened or instituted by any body having the power of eminent domain that materially effect the use of the Property or any portion thereof, Buyer may, at its option, by notice to Seller given within ten (10) business days after Seller provides written notice to Buyer of such proceedings together with all relevant information concerning such proceedings (and if necessary the Closing Date shall be extended to give Buyer the full ten (10) business day period to make such election): (i) terminate this Agreement and the Earnest Money shall be immediately returned to Buyer, or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Buyer its entire right, title and interest in and to any condemnation award, and Buyer shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter. If Buyer fails to timely make such election, Buyer shall be deemed to have elected to terminate this Agreement as provided above.

                               ARTICLE 4: CLOSING

      4.1 Closing. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date through an escrow with the Escrow Agent at the offices of the Escrow Agent. Buyer and Seller shall execute supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement, so long as such instructions are not in conflict with this Agreement. The transactions described herein shall be closed by means of concurrent delivery of the documents of title, transfer of interest, delivery of Title Policy and the Purchase Price, customarily referred to as a "New York Style" closing.

      4.2  Conditions to the Parties' Obligations to Close.

(a) Mutual Conditions. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Buyer, on the other hand, to consummate the transactions contemplated hereunder shall be contingent upon the following:

(i) The other party's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, without giving effect to any knowledge based qualifications.

(ii) As of the Closing Date, the other party shall have performed its obligations hereunder and all deliveries to be made at Closing have been tendered;

(iii) There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against the other party that would materially and adversely affect the operation or value of the Property or the other party's ability to perform its obligations under this Agreement or that seeks to restrain or prohibit, or obtain damages on a discovery order; and

(iv) All other conditions set forth in this Agreement to the other party's obligation to close shall have been satisfied.

(b)   Buyer Conditions.  As a condition to Buyer's obligation to close:

(i) there shall be no notice issued after the expiration of the Due Diligence Period of any material violation or alleged violation of any law, rule, regulation or code, including building code, with respect to the Property, which has not been corrected to the satisfaction of the issuer of the notice; and

(ii) at Closing, Seller shall not be in default under any agreement to be assigned to, or obligation to be assumed by, Buyer under this Agreement including without limitation the Loan Documents; and

(iii) the Lease shall be in full force and effect and no material default or claim by landlord shall exist or have arisen under the Lease.

(c) Failure of Condition. So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing set forth in this Agreement has not been satisfied as of the Closing Date, such party may, in its sole discretion, (i) terminate this Agreement with respect to the Property, by delivering written notice to the other party on or before the Closing Date; provided, however, the other party shall have the right to elect, by delivering written notice to the party terminating this Agreement, to extend the Closing Date for up to a total of 10 business days to satisfy such condition, (ii) elect to extend the time available for the satisfaction of such condition by up to a total of 10 business days or (iii) elect on or before the Closing Date to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. If such party elects (a) to proceed pursuant to clause (ii) above, or (b) to proceed pursuant to clause (i) above and the other party elects to extend the Closing Date to attempt to satisfy the condition, and in either case such condition remains unsatisfied after the end of such extension period, then, at such time, such party may elect to proceed pursuant to either clause (i) (with the other party having no further right to extend the Closing Date) or (iii) above. Any failure to timely elect to proceed under clauses (i), (ii) or (iii) above, shall be deemed an election to proceed under clause (i) above.

      4.3 Seller's Deliveries in Escrow. At least one business day prior to the Closing Date, Seller shall deliver in escrow to the Escrow Agent or outside of escrow to Buyer the following, each duly executed and, where appropriate, in recordable form and notarized:

(a) Deed. A Massachusetts quitclaim deed substantially in the form attached hereto as Appendix 4.3(a), modified to conform with the laws of the state where the Property is located, executed and acknowledged by Seller, conveying to Buyer good, indefeasible and marketable fee simple title to the Real Property, subject only to the Permitted Exceptions (the "Deed");

(b) Bill of Sale and Omnibus Agreement. A Bill of Sale and Omnibus Agreement in the form of Appendix 4.3(b) attached hereto (the "Omnibus Agreement"), executed and acknowledged by Seller, vesting in Buyer good title to the property described therein free of any claims, except for the Permitted Exceptions and including without limitation, the Accepted Service Contracts;

(c) Assignment of Lease. An assignment of lease in the form of Appendix 4.3(c) attached hereto (the "Assignment"), executed and acknowledged by Seller, vesting in Buyer good title to the Lease.

(d)   Intentionally Omitted.

(e) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

(f) FIRPTA. An affidavit of Seller (the "FIRPTA Affidavit") substantially in the form of Appendix 4.3(f) attached hereto. If Seller fail to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Buyer may proceed in accordance with the withholding provisions imposed by Section 1445 of the Internal Revenue Code of 1986, as amended;

(g)  Intentionally Omitted;

(h) Terminations. Terminations, effective no later than Closing, of those Service Contracts which are not Accepted Service Contracts;

(i)  CCRs. The estoppels and assignments concerning the CCRs, as provided in
Section 2.8;

(j) Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the Escrow Agent, the Title Company and Buyer;

(k) Title Documents. Affidavits required by the Title Company sufficient to have the general exceptions deleted, together with "gap" indemnities in the form customarily required by such Title Company, together with such other documents and instruments required by the Title Company in order to issue the Title Policy;

(l)  Intentionally Omitted.

(m) Other Deliveries. Such other documents, certificates and instruments reasonably necessary in order to effectuate the transaction described herein, including without limitation, transfer tax declarations, broker lien waivers, bulk sale clearances and any documents or representations necessary to comply with any applicable environmental transfer disclosure laws and any other Closing deliveries required to be made by or on behalf of Seller.

(n) Permits and Approvals. All licenses, permits and approvals related to the ownership, operation and use of the Property, including without limitation, certificate(s) of occupancy.

(o) Letter of Credit Security Deposit. Reissued or amended letter of credit for the letter of credit security deposit held under the Lease, naming Buyer as beneficiary.

(p) Assumed Debt Documents. Such documents and deliveries from or on behalf of Seller as may be required by the Lender to effect the conveyance of the Property subject to the Loan Documents pursuant to Section 2.9;

     4.4 Buyer's Deliveries in Escrow. Except as specified below, at least one business day prior to the Closing Date, Buyer shall deliver in escrow to the Escrow Agent or outside of escrow to Seller the following, each duly executed and, where appropriate, in recordable form and notarized:

(a) Purchase Price. The cash portion of the Purchase Price (i.e. $3,400,000), plus or minus applicable prorations, deposited by Buyer with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent's escrow account;

(b)  Bill of Sale and Omnibus Agreement. The Omnibus Agreement, executed by
Buyer;

(c)  Assignment of Lease.  The Assignment, executed by Buyer.

(d) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

(e) Other Deliveries. Such other documents, certificates and instruments reasonably necessary in order to effectuate the transactions described herein.

(f) Assumed Debt Documents. Such documents and deliveries from or on behalf of the Buyer as may be required by the Lender and is acceptable to the Buyer to effect the conveyance of the Property subject to the Loan Documents pursuant to
Section 2.9;

     4.5 Closing Statements. At least one business day prior to the Closing Date, Seller and Buyer shall deposit with the Escrow Agent executed closing statements for the Property consistent with this Agreement.

     4.6 Possession. Seller shall deliver possession of the Property to Buyer at the Closing subject only to the Permitted Exceptions.

     4.7 Delivery of Books and Records. Immediately after the Closing, Seller shall deliver to the offices of Buyer or the parties shall arrange for delivery at the Property: the original documents and instruments assigned to Buyer pursuant to the Assignment; copies or originals of all books and records of account, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; and other items, if any, pertaining to the Property; and, if in Seller's possession or control, the original "as-built" plans and specifications and all other available plans and specifications. Seller shall cooperate with Buyer after Closing to transfer to Buyer any such information stored electronically. The obligations of Seller under this Section 4.7 shall survive Closing.

                          ARTICLE 5: PRORATIONS; COSTS

     5.1 Prorations. Not less than three (3) business days prior to Closing, Seller shall provide to Buyer such information and verification reasonably necessary to support the prorations under this Article 5. The items in this
Section 5.1 shall be prorated between Seller and Buyer as of the close of business on the day immediately preceding the Closing Date, the Closing Date being a day of income and expense to Buyer. Credits to Buyer shall be credited against the Purchase Price to be paid as provided in Section 1.3 and, if such amount is exhausted, shall be paid in cash by Seller to Buyer at the Closing. Post-closing re-prorations and adjustments shall be paid in cash.

(a) Taxes and Assessments. The parties acknowledge that the tenant under the Lease pays real estate taxes and assessments ("Taxes") directly to the taxing authority and there will be no adjustment for Taxes between Buyer and Seller at the Closing. Any other special assessments which are not the responsibility of the tenant under the Lease shall be prorated only for the year of Closing.

(b) Collected Rent. Buyer shall receive from Seller a credit for any rent and other income (and any applicable state or local tax on rent) under the Lease collected by Seller before Closing that applies to any period after Closing, except for the Rent Prepayment which shall be retained by Seller as a portion of the Purchase Price. Any rent or other income received by Seller after Closing which are owed to Buyer shall be held in trust and remitted to Buyer promptly after receipt for allocation and disbursement as provided in this Section 5.1(b).

(c) Loan Reserve. At Closing, either (i) the reserve held by Lender pursuant to the Loan Documents (the "Reserve"), which amount is currently approximately $63,000.00, will remain with the Lender with Buyer having all rights of the borrower to the Reserve pursuant to the terms of the Loan Documents and Seller will receive a credit in the amount of the Reserve, or (ii) the amount of the Reserve will be refunded to Seller.

(d) Tenant Deposits. All tenant security deposits (and interest thereon if required by law or contract to be earned thereon) shall be transferred or credited to Buyer at Closing. As of Closing, Buyer shall assume Seller's obligations related to tenant security deposits, but only to the extent they are properly credited and transferred to Buyer. On or before the Closing Date, Seller shall cause Buyer to be named as the beneficiary under the letter of credit held by Seller under the Lease (the "Letter or Credit") and shall deliver to Buyer the original of the Letter of Credit.

(e) Leasing Commissions. On or before the Closing Date, Seller shall pay in full all leasing commissions due to leasing or other agents for the current remaining term of the Lease (determined without regard to any unexercised termination or cancellation right); provided, however, that if any leasing agent will not accept such payment, then Buyer shall receive a credit against the Purchase Price at Closing in an amount equal to the then-unpaid leasing commissions and Buyer shall assume, in writing, the obligation to pay any such leasing commissions due thereunder after the Closing Date up to the amount of such credit. Leasing commissions arising in connection with any renewal or expansion rights under the Lease that are properly exercisable after the date of this Agreement and disclosed in the Commission Schedule shall be Buyer's obligation to pay as and when due.

(f) Other Revenues and Income. At Closing, Seller shall pay to or at the direction of Buyer any and all revenues and income in connection with the operation at the Property not covered above and collected by or on behalf of Seller before the Closing and applicable to Buyer's period of ownership, and if such amount cannot be determined at Closing, such payment shall be based upon an estimate. If applicable, interest and impounds or other tax, insurance or other reserves with respect to the Assumed Debt shall also be prorated. The parties shall use reasonable efforts to make a final determination of such amount and make an appropriate adjusting payment within 30 days after Closing. In addition, each party shall promptly remit or cause to be remitted to the other any such revenues and income collected by such party after Closing and applicable to the other party's period of ownership.

(g) Assumed Debt. Buyer shall receive a credit for (i) unpaid principal balance of the Assumed Debt, (ii) the prorated portion of the monthly principal payment, if Closing occurs on a day other than the first of the month, and (iii) all accrued and unpaid interest and other amounts due and payable with respect to such Assumed Debt as of the Closing Date. For example, if the Closing Date occurs on January 26, 2003, pursuant to Section 5.1(b) and this Section 5.1(g), Seller shall be (i) entitled to 25 of the 31 days of January 2003 with respect to rent due under the Lease for the period of January 2003 and (ii) responsible for 25 of the 31 days of January 2003 for principal and interest on the Assumed Debt based on fixed payments for the month of January 2003, divided over 31 days.

     5.2 Post-Closing Corrections. Either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment, provided such adjustment is claimed by such party within one year after Closing. No other expense related to the ownership or operation of the Property shall be charged to or paid or assumed by Buyer under this Agreement, other than those obligations expressly assumed by Buyer.

     5.3 Utilities. Except for utilities which are in the name of and billed directly to tenants, Seller shall cause the meters, if any, for utilities to be read the day on which the Closing Date occurs and to pay the bills rendered on the basis of such readings. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than 30 days before the Closing Date; and such adjustment shall be reprorated when the next utility bills are received. The credit received under this Section 5.3 shall not be duplicative of any credit received under Section 5.1(c) which is specifically allocable to such items.

     5.4 Service Contracts. Seller or Buyer, as the case may be, shall receive a credit for regular charges under Accepted Service Contracts paid and applicable to Buyer's period of ownership or payable and applicable to Seller's period of ownership, respectively. Seller shall pay at Closing all amounts owing under those Service Contracts that are not Accepted Service Contracts.

     5.5 Costs. Buyer shall pay (i) one-half of the Escrow Agent's escrow fee, closing charges and any cancellation fee, (ii) the costs associated with Buyer's due diligence activities, (iii) the cost of the Title Commitment, extended coverage, Survey and the Title Policy, including all Endorsements, and (iv) all fees and charges relating to the loan assumption that are described in Section
2.9 as Buyer's responsibility. Seller shall pay (i) one-half of the Escrow Agent's escrow fee, closing charges and any cancellation fee, (ii) all recording fees or other charges incurred in connection with clearing title and (iii) the loan assumption fee described in Section 2.9 as Seller's responsibility. Each party shall be responsible for their own attorney's and other professional fees.

     5.6 Sales, Transfer, and Documentary Taxes. All sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes and fees imposed in connection with this transaction under applicable state or county law or local ordinance shall be paid by Seller. Seller and Buyer shall execute any applicable city, county and state transfer tax or other declarations.

     5.7 Utility Deposits. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Buyer at the Closing.

     5.8 Sales Commissions. Seller and Buyer represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker. If this transaction is closed, Buyer shall pay Broker in accordance with their separate agreement. Except as expressly set forth above, in the event of any claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall indemnify, defend and hold harmless the other party from and against any such claim based upon any actual or alleged statement, representation or agreement of the indemnifying party. This provision shall survive any termination of this Agreement.

     5.9  Intentionally Omitted.

     5.10 Intentionally Omitted.

                   ARTICLE 6: REPRESENTATIONS AND WARRANTIES

     6.1 Seller's Representations and Warranties. As a material inducement to Buyer to execute this Agreement and consummate this transaction, Seller represents and warrants to Buyer that:

(a) Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing and is qualified to do business in the state in which the Real Property is located. Seller has the full right, power and authority and has obtained any and all consents required to enter into this Agreement, all of the documents to be delivered by Seller at the Closing and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

(b) Conflicts and Pending Actions or Proceedings. There is no agreement to which Seller is a party or, to Seller's knowledge, binding on Seller which is in conflict with this Agreement. Except as disclosed in the Property Information, there is no action or proceeding pending or, to Seller's knowledge, threatened against Seller or relating to the Property. To Seller's knowledge, no condemnation, eminent domain or similar proceedings are pending or threatened with regard to the Property. Except as set forth in the Title Commitment, Seller has not received any notice and has no knowledge of any pending or threatened liens, special assessments, impositions or increases in assessed valuations to be made against the Property.

(c) Lease. The documents constituting the Lease that are delivered to Buyer pursuant to Section 2.2 are true, correct and complete copies of the Lease affecting the Property, including any and all amendments and guarantees, and the Lease listed on Appendix 6.1(c) (the "Lease") is the only Lease affecting the Property. Except for the tenant under the Lease, there are no parties holding any right to occupy the Property or any portion thereof. There are no leasing or other fees or commissions due, nor will any become due, in connection with the Lease or any renewal or extension or expansion of the Lease, and no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants. The Lease is in full force and effect and neither Seller nor, to Seller's best knowledge, the tenant is in default. Except in connection with the Assumed Debt, Seller has not assigned or pledged the Lease or Rents or any interest therein.

(d) Service Contracts. The list of Service Contracts attached hereto as Appendix 6.1(d) is a true, correct and complete list of all contracts affecting the Property. The documents constituting the Service Contracts that are delivered to Buyer as a part of the initial Property Information are true, correct and complete copies of all the Service Contracts affecting the Property. Neither Seller nor, to Seller's knowledge, any other party is in default under any Service Contract. There are no contracts affecting the Property other than the Service Contracts and this Agreement.

(e) Operating Statements. The Operating Statements, if any, delivered to Buyer pursuant to this Agreement show all items of income and expense (operating and capital) incurred in connection with the ownership, operation, and management of the Property for the periods indicated and are true, correct, and complete in all material respects. No material adverse change has occurred from the respective dates of such Operating Statements to the date hereof.

(f) Permits, Legal Compliance, and Notice of Defects. Seller has all licenses, permits and certificates necessary for the use and operation of the Property, including, without limitation, all certificates of occupancy necessary for the occupancy of the Property, all of which are in full force and effect, and Seller has not taken or failed to take any action that would result in its revocation, and has not received any written notice of an intention to revoke any of them. To Seller's knowledge, neither the Property nor the use thereof violates any governmental law or regulation or any covenants or restrictions encumbering the Property. To Seller's knowledge there are no material physical defects in the Improvements. Seller has not received any written notice from any insurance company or underwriter, nor is it aware, of any defects that would materially adversely affect the insurability of the Property or cause an increase in insurance premiums. Seller has received no written notice from any governmental authority or other person of, and has no knowledge of any violation of zoning, building, fire, health, environmental, or other statutes, ordinances, regulations or orders (including those respecting the Americans with Disabilities Act), or any restriction, condition, covenant or consent in regard to the Property or any part thereof which have not been corrected to the satisfaction of the issuer.

(g) Environmental. Seller has no knowledge of any violation of Environmental Laws related to the Property or the presence or release of Hazardous Materials on or from the Property except as disclosed in the initially delivered Property Information. Except for de minimis amounts of Hazardous Materials used, stored and disposed of in accordance with Environmental Laws, and used in connection with the ordinary maintenance and operation of the Property, and except as disclosed in the Property Information, neither Seller nor, to Seller's knowledge, any tenant or other occupant has manufactured, introduced, released or discharged from or onto the Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos), and neither Seller, nor to Seller's knowledge any tenant or other occupant has used the Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials. There are no underground storage tanks located on the Property. Seller is aware that the Environmental Assessments and/or studies listed on attached Appendix 6.1(g) pertaining to the Property have been made and has furnished to Buyer a true, correct and complete copy of each of them. Seller is not aware of any additional environmental assessments or studies which exist with respect to the Property.

(h) Disclosure. Other than this Agreement, the documents delivered at Closing pursuant hereto, the Permitted Exceptions, and the Accepted Service Contracts, there are no contracts or agreements of any kind relating to the Property to which Seller or its agents is a party and which would be binding on Buyer after closing. Seller has delivered to Buyer all written materials in Seller's possession or control which contain information or disclose facts or conditions that would have a material adverse impact on the use, operation or marketability of the Property. Copies of Property Information delivered to Buyer pursuant to
Section 2.2 hereof are or will be true, correct and complete copies; and Seller is not aware of any material inaccuracy or omission in the Property Information delivered pursuant to Section 2.2.

(i)  Loan Documents. The documents delivered to the Buyer pursuant to Section
2.2 include true, accurate and complete copies of all of the documents and instruments in effect with respect to the Loan Documents. The documents listed in Appendix 2.9 constitute a complete list of all of the Loan Documents and have not been amended or modified except as set forth on Appendix 2.9. Seller has not received any notice that Seller is in default under the Loan Documents, nor does any default or breach exist beyond any applicable cure period nor, to Seller's knowledge, does any default or breach exist, or any event or circumstance, which, with the giving of notice or passage of time, or both, would constitute a default or breach by Seller under the Loan Documents.

     6.2 Buyer's Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Buyer represents and warrants to Seller that:

(a) Organization and Authority. Buyer has been duly organized and is validly existing as a Delaware corporation. Subject only to obtaining certain Board and other internal approvals on or before the expiration of the Due Diligence Period, Buyer has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Buyer at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Buyer, enforceable in accordance with their terms.

(b) Conflicts and Pending Action. There is no agreement to which Buyer is a party or to Buyer's knowledge binding on Buyer which is in conflict with this Agreement. There is no action or proceeding pending or, to Buyer's knowledge, threatened against Buyer which challenges or impairs Buyer's ability to execute or perform its obligations under this Agreement.

(c) Tenant of the Property. Varian Semiconductor Equipment Associates, Inc. is the tenant of the Property under the Lease and is in possession of the entire Property pursuant to the Lease. Varian Semiconductor Equipment Associates, Inc. has not sublet any portion of the Property.

     6.3 Survival of Representations and Warranties. The representations and warranties set forth in this Article 6 are made as of the date of this Agreement and each of Seller and Buyer shall be deemed to have remade all of their respective representations and warranties as of the Closing Date. Such representations and warranties and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of two (2) years. Seller and Buyer shall have the right to bring an action for breach of such representations and warranties if they give the other party written notice of the circumstances giving rise to the alleged breach within such two (2) year period and have brought an action thereon within six (6) months of the expiration of such period.

                        ARTICLE 7: DEFAULT AND REMEDIES

     7.1 Seller's Default. If this transaction fails to close as a result of Seller's default (all conditions to Seller's obligations having been satisfied or waived), the Earnest Money shall be returned to Buyer. In addition, Buyer shall be entitled to such remedies for breach of contract as may be available at law and in equity, including without limitation, the remedy of specific performance. If, after Seller's default, Buyer elects not to proceed with the Closing, then Seller will, on demand, reimburse Buyer for all expenses incurred by Buyer in connection with this Agreement, including all due diligence expenses.

     7.2 Buyer's Default. If this transaction fails to close due to the default of Buyer (all conditions to Buyer's obligations having been satisfied or waived), then Seller's sole remedy in such event shall be to terminate this Agreement and to retain the Earnest Money as liquidated damages, Seller waiving all other rights or remedies in the event of such default by Buyer. The parties acknowledge that Seller's actual damages in the event of a default by Buyer under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties' best estimate of such damages.

     7.3 Other Expenses. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees due to the Escrow Agent for holding the Earnest Money and any fees due to the Title Company for cancellation of the Title Commitment.

                           ARTICLE 8: INDEMNIFICATION

     8.1 Seller's Indemnity. Seller shall indemnify, defend and hold Buyer harmless from any liability, claim, demand, loss, expense or damage (collectively, "loss") that is: (a) suffered by, or asserted by any person or entity against Buyer arising from any act or omission of Seller, its agents, employees or contractors or otherwise arising out of the ownership or operation of the Property first arising or occurring prior to the Closing; or (b) arising out of the breach or inaccuracy of any of Seller's representations and warranties set forth herein or (c) arising from any breach by Seller of any obligation related to the Property other than those obligations which by this Agreement, or any closing delivery, specifically becomes the obligation of Buyer.

     8.2 Buyer's Indemnity. Buyer shall indemnify, defend and hold Seller harmless of and from any loss that is: (a) suffered by, or asserted by any person or entity against, Seller arising from any act or omission of Buyer, its agents, employees or contractors or otherwise arising out of the ownership or operation of the Property first arising or occurring on or after the Closing; or
(b) arising out of the breach or inaccuracy of any of Buyer's representations or warranties set forth herein or (c) arising from any breach by Buyer of any obligation of Buyer related to the Property which by this Agreement, or any closing delivery, specifically becomes the obligation of Buyer.

     8.3 Procedure. The following provisions govern all actions for indemnity under this Article 8 and any other provision of this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitee, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to the indemnitor's ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

     8.4 Survivability. The obligations of the parties under this Article 8 shall survive the Closing.

                            ARTICLE 9: MISCELLANEOUS

     9.1 Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided, however, that Buyer may assign this Agreement without Seller's consent to an Affiliate. Buyer shall not be relieved of its obligations under this Agreement in the event of such assignment. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devises of the parties.

     9.2 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

     9.3 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

     9.4 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

     9.5 Survival. The provisions of this Agreement that contemplate performance after the Closing, the obligations of the parties not fully performed at the Closing, and all indemnities set forth in this Agreement shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

     9.6 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

     9.7 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     9.8  Time. Time is of the essence in the performance of this Agreement.

     9.9 Confidentiality. Seller shall make no public announcement or other disclosure of this Agreement or any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of Buyer; provided, however, that Seller may make disclosure of this Agreement to its lenders, creditors, officers, employees and agents as necessary to perform its obligations hereunder.

     9.10 Enforcement Expenses. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including attorneys' fees and costs, expended or incurred in connection therewith.

     9.11 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Appendix 9.11. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by certified or regular U.S. mail, postage prepaid, in which case notice shall be deemed delivered two business days after deposit in such mails, (c) sent by facsimile, in which case notice shall be deemed delivered upon the mechanical confirmation of delivery, or (d) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to Buyer shall be deemed given by Buyer and notices given by counsel to Seller shall be deemed given by Seller.

     9.12 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and the documents to be executed at the Closing and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, the documents to be delivered at Closing or any exhibits or amendments thereto.

     9.13 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5 p.m. E.S.T.

     9.14 Intentionally Omitted.

     9.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

     9.16 Intentionally Omitted.

     9.17 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Buyer.

     9.18 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     9.19 Intentionally Omitted.

     9.20 1031 Exchange. Buyer may consummate the purchase of the Property as part of a so-called like kind exchange (the "Buyer's Exchange") pursuant to
Section 1031 of the Code, provided that: (1) the Closing shall not be delayed or affected by reason of the Buyer's Exchange nor shall the consummation or accomplishment of the Buyer's Exchange be a condition precedent or condition subsequent to Buyer's obligations under this Agreement; (2) Buyer shall effect the Buyer's Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (3) Seller shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Buyer's Exchange;(4) Buyer shall pay any additional costs that would not otherwise have been incurred by Buyer or Seller had Buyer not consummated its purchase through the Buyer's Exchange. Seller's acquiescence to the Buyer's Exchange shall not affect or diminish in any manner its rights hereunder nor shall

Seller be responsible for compliance with or be deemed to have warranted to Buyer that the Buyer's Exchange in fact complies with ss. 1031 of the Code; and
(5) Buyer shall indemnify, defend, and hold Seller harmless from or against all claims, losses, costs, damages, liabilities (including reasonable attorneys' fees) in connection therewith.

     Seller may consummate the purchase of the Property as part of a so-called like kind exchange (the "Seller's Exchange") pursuant to Section 1031 of the Code, provided that: (1) the Closing shall not be delayed or affected by reason of the Seller's Exchange nor shall the consummation or accomplishment of the Seller's Exchange be a condition precedent or condition subsequent to Buyer's obligations under this Agreement; (2) Buyer shall effect the Seller's Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (3) Seller shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Seller's Exchange;(4) Buyer shall pay any additional costs that would not otherwise have been incurred by Buyer or Seller had Buyer not consummated its purchase through the Seller's Exchange. Seller's acquiescence to the Seller's Exchange shall not affect or diminish in any manner its rights hereunder nor shall Seller be responsible for compliance with or be deemed to have warranted to Buyer that the Seller's Exchange in fact complies with ss. 1031 of the Code; and (5) Buyer shall indemnify, defend, and hold Seller harmless from or against all claims, losses, costs, damages, liabilities (including reasonable attorneys' fees) in connection therewith.

     9.21 Mutual Execution. Until this Agreement has been duly executed by both Buyer and Seller and a fully executed copy has been delivered to each of Buyer and Seller (which may occur by facsimile transmission), this Agreement shall not be legally binding against the parties. Execution of this Agreement by Buyer shall constitute an offer to acquire the Property on the terms and conditions set forth herein but, if not executed by Seller within five (5) days after delivery by Buyer, it may be withdrawn by Buyer in its discretion at any time thereafter.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year written below.

                                        SELLER:

                                        BERKSHIRE-NEWBURYPORT LIMITED
                                        PARTNERSHIP
                                        a Massachusetts limited partnership

                                        By:  /s/ OSCAR H.PLOTKIN
                                           -------------------------------------
                                        Name:    Oscar H. Plotkin
                                             -----------------------------------
                                        Title:   President
                                              ----------------------------------

Dated: November 27, 2002

                                        BUYER:

                                        VARIAN SEMICONDUCTOR EQUIPMENT
                                        ASSOCIATES, INC.
                                        a Delaware corporation

                                        By:  /s/ ROBERT J. HALLIDAY
                                           -------------------------------------
                                        Name:    Robert J. Halliday
                                             -----------------------------------
                                        Title:   Vice President and Chief
                                              ----------------------------------
                                                 Financial Officer
                                              ----------------------------------

Dated: November 27, 2002

                                    Exhibit A

                       Legal Description of Real Property

     That certain real property located at 4 Stanley Tucker Drive, Newburyport, MA, and more particularly described as follows:

     A certain parcel of land in Newburyport, Massachusetts, being shown as lot 62 on a plan entitled "Site Survey Plan of Land in Newburyport, Massachusetts", prepared by Port Engineering Associates, Inc., dated October 27, 1995," which plan is recorded with the deed at Book 13275, Page 483.

                                  APPENDIX 1.3

                                Escrow Agreement

     This Escrow Agreement (this "Agreement") is made as of the ___ day of ________________________, 2002 by and among Berkshire-Newburyport Limited Partnership ("Seller"), Varian Semiconductor Equipment Associates, Inc. ("Buyer") and First American Title Insurance Company ("Escrow Agent").

                                 R E C I T A L S

     A. Seller and Buyer have entered into that certain Purchase and Sale Agreement (the "Purchase and Sale Agreement") dated as of even date herewith, with respect to certain property (the "Property") described therein.

     B. All terms capitalized but not defined herein, shall have the respective meanings ascribed to them in the Purchase and Sale Agreement.

     C. Pursuant to the Purchase and Sale Agreement, among other things, Buyer has and will make deposits of Earnest Money to be held, invested and disbursed as provided herein.

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

     1. Recitals. The recitals set forth above are true and correct and are incorporated herein by reference.

     2. Investment and Use of Funds. The Escrow Agent shall invest the Earnest Money in investments directed by Buyer, shall not commingle the Earnest Money with any funds of the Escrow Agent or others except as provided herein, and shall promptly provide Buyer and Seller with confirmation of the investments made.

     3. Termination before Expiration of Due Diligence Period. Buyer shall notify the Escrow Agent of the date that the Due Diligence Period ends promptly after such date is established under the Purchase and Sale Agreement, and Escrow Agent may rely upon such notice. If Buyer elects (or is deemed to have elected) to terminate the Purchase and Sale Agreement on or prior to the expiration of the Due Diligence Period, Escrow Agent shall, upon written direction from Buyer, pay the entire Earnest Money to Buyer one business day following receipt of such direction (as long as the current investment can be liquidated in one day), despite any contrary instructions from Seller. Seller agrees it shall have no right to bring any action against Escrow Agent which would have the effect of delaying, preventing, or in any way interrupting Escrow Agent's delivery of the Earnest Money to Buyer pursuant to this paragraph, any remedy of Seller being against Buyer, not Escrow Agent.

     4. Termination after Expiration of Due Diligence Period. At any time after the expiration of the Due Diligence Period, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Buyer as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.

     5. Interpleader. Seller and Buyer mutually agree that in the event of any controversy regarding the Earnest Money after the expiration of the Due Diligence Period, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money's disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent's option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys' fees. Seller or Buyer, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys' fees of the prevailing party in accordance with the other provisions of the Purchase and Sale Agreement.

     6. Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its willful misconduct and negligent acts and for any loss, cost or expense incurred by Seller or Buyer resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving willful misconduct or negligence on the part of the Escrow Agent. In the event the Escrow Agent is directed to invest the Earnest Money, the Escrow Agent shall not be held responsible for any loss of principal or interest which may be incurred as a result of making the directed investments or redeeming said investments at the direction of the parties hereto.

     7. Commingling. The Escrow Agent may commingle the Earnest Money with other deposits or with its own funds in the manner provided for the administration of funds pursuant to applicable law; provided, however, that nothing herein shall diminish the Escrow Agent's obligation to apply the full amount of the Earnest Money in accordance with the terms of this Agreement.

     8. Closing. At Closing, the Escrow Agent shall fund the Earnest Money into the closing escrow, to be delivered to Seller and applied as a credit against the Purchase Price.

     9. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

     10. Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first set forth above.


SELLER:                                Buyer:

BERKSHIRE-NEWBURYPORT LIMITED          VARIAN SEMICONDUCTOR EQUIPMENT
PARTNERSHIP                            ASSOCIATES, INC., a Delaware limited
                                       partnership
By:________________________
   ______________, its attorney        By:________________________________
                                          __________________, its attorney

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE
COMPANY

By:____________________________
Name:__________________________
Title:_________________________

                                  APPENDIX 2.2

                              Property Information

1. Operating Statements. Operating statements of the Property for the 5 years preceding the date of this Agreement and the current year-to-date ("Operating Statements").

2. Management and/or Leasing Agreements. Copies of any management and/or leasing agreements under which the Property are managed and/or leased, if any. None.

3. Tax Statements. Copies or a summary of ad valorem tax statements for the current or most recently available tax period and for the prior 36 months including the Property's tax identification number(s); and latest value renditions. Previously delivered to tenant under the Lease.

4. Insurance. Copies of Seller's certificate of insurance for the Property, all insurance policies, a loss history, a list of any current claims relating to the Property, and any notices received by insurance carriers. None.

5. Service Contracts. A list together with copies of all security, maintenance, service, supply, equipment rental and other contracts related to the operation of the Property ("Service Contracts"). None.

6. Proceedings. Copies of any documents or materials relating to any current litigation, investigation, condemnation, or other proceeding pending or threatened against Seller or affecting the Property. None.

7. Tangible Personal Property. A current inventory of all tangible personal property and fixtures. None.

8. Maintenance Records. All maintenance work orders for the prior 12 months. Maintained by tenant under the Lease.

9. List of Capital Improvements. A list of all capital improvements performed on the Property within the prior 24 months. Maintained by tenant under the Lease.

10. Reports. Any environmental, geotechnical, soil, engineering and drainage reports, assessments, audits and surveys, in Seller's possession.

11. As-Built Survey; Title Policy. All existing as-built surveys of the Property; and all existing title policies related to the Property, in Seller's possession.

12. Site Plans. All site plans relating to the Property in Seller's possession.

13. As-Built Plans and Specifications. All as-built construction, architectural, mechanical, electrical, plumbing, landscaping and grading plans and specifications relating to the Property, in Seller's possession.

14. Permits and Warranties. Copies of all warranties and guaranties, permits, certificates of occupancy, licenses and other approvals, in Seller's possession.

15. General. Any other documents or information pertaining to the Property in Seller's possession or control or in the possession or control of Seller's agents or independent contractors.

16. Financial Statements. Copies of financial statements reflecting the operation of the Property for the prior 5 calendar years, including statements of cash flow and year-end balance sheets, and statements of income, expense, accounts payable and accounts receivable for each such year, each prepared in accordance with generally accepted accounting principles consistently applied, and fairly presenting the financial position of Seller with respect to the Property at the end of each such year and the results of the operations thereof for such year.

17.    Lease. Copy of the Lease

                                  APPENDIX 2.9

                                 Loan Documents

     1. Promissory Note dated November 5, 1996, executed by
Berkshire-Newburyport Limited Partnership, in favor of CS First Boston

     2. Mortgage and Security Agreement dated as of November 5, 1996, executed by Berkshire-Newburyport Limited Partnership, in favor of CS First Boston

     3. Assignment of Leases and Rents dated as of November 5, 1996, executed by Berkshire-Newburyport Limited Partnership, in favor of CS First Boston

     4. UCC-1 Financing Statement filed November 5, 1996 in Book 13833, Page 213, executed by Berkshire-Newburyport Limited Partnership, as debtor, in favor of CS First Boston, as secured party

     5. UCC-1 Financing Statement filed November 5, 1996 in Book 13893 Page 427, executed by Berkshire-Newburyport Limited Partnership, as debtor, in favor of CS First Boston, as secured party

     6. Subordination, Non-Disturbance and Attornment Agreement dated as of October 31, 1996 by and among CS First Boston Mortgage Capital Corp., Genus, Inc. and Berkshire-Newburyport Limited Partnership

     7. Consent dated July 29, 1998, executed by The Chase Manhattan Bank, consenting to the assignment of the Lease to Varian Associates, Inc.

     8. Assignment of Mortgage and Security Agreement dated as of June 30, 1997 by CS First Boston Mortgage Capital Corp., in favor of The Chase Manhattan Bank, as Trustee

     9. Assignment of Assignment of Leases and Rents dated as of June 30, 1997 by CS First Boston Mortgage Capital Corp., in favor of The Chase Manhattan Bank, as Trustee

     10. Irrevocable Standby Letter of Credit issued by First Union in favor of Chase Manhattan Bank, as beneficiary, for the account of Varian Associates, Inc. in the amount of $2,800,000.00

     11. Pledge and Custodial Agreement dated as of October 31, 1996 among Berkshire-Newburyport Limited Partnership, Genus, Inc., CS First Boston Mortgage Capital Corp., and Fleet Bank, N.A.

     12. Assignment and Assumption of Pledge and Custodial Agreement dated July 29, 1998 between Genus, Inc., Varian Associates, Inc., Berkshire-Newburyport Limited Partnership, The Chase Manhattan Bank, as Trustee for Credit Suisse First Boston Mortgage Securities Corp.

     13. Collateral Assignment made as of October 31, 1996, by
Berkshire-Newburyport Limited Partnership to CS First Boston Mortgage Capital Corp.

     14. Estoppel Certificate dated October 31, 1996 executed by Genus, Inc. in favor of CS First Boston Mortgage Capital Corp.

     15. Estoppel Certificate dated July 29, 1998, executed by Genus, Inc. in favor of The Chase Manhattan Bank, as Trustee

        APPENDIX 4.3(a)

            DEED

After recording return to:

         QUITCLAIM
            DEED                                 (Recorder's Stamp)



     THIS QUITCLAIM DEED is made as of the ___ day of _____________, 2003, by __________________________________________ (the "Grantor"), having an address of
___________________________________, to _____________________ (the "Grantee"),
having an address of ___________________________________.

     Grantor, for and in consideration of the sum of _______________ ($_______), receipt whereof is hereby acknowledged, and pursuant to proper authority, hereby Grants with QUITCLAIM COVENANTS to Grantee, and its successors, heirs and assigns, all right, title and interest of Grantor in the following described property (collectively the "Property"):

     1. The real property described on Exhibit A attached hereto and made a part hereof (the "Land");

     2. All buildings, improvements, fixtures, structures, parking areas and landscaping on the Land;

     3. All and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in any matter appertaining to such Land, including any and all mineral rights, development rights, water rights and the like; and

     4. All right, title and interest of Grantor in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land.

     Hereby conveying the same premises conveyed to the Grantor by deed dated __________ and recorded ____________ with the _____________ Registry of Deeds in Book __________, Page ____________.

     TO HAVE AND TO HOLD the Property in fee simple unto Grantee and its successors, heirs and assigns, forever.

     AND Grantor hereby covenants with Grantee, and its successors, heirs and assigns, that Grantor will defend the same against the lawful claims of all persons claiming by, through or under Grantor, but not otherwise, subject to the exceptions listed on Exhibit B attached hereto.

     IN WITNESS WHEREOF, said Grantor has caused this instrument to be duly executed and delivered by its duly authorized officer, as of the day and year first above written.

                                          GRANTOR:


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


THIS INSTRUMENT WAS PREPARED BY
AND AFTER RECORDING RETURN TO:


                                          SEND SUBSEQUENT TAX BILLS TO:


                                          ______________________________________
                                          ______________________________________
                                          ______________________________________
                                          ______________________________________
                                          ______________________________________

STATE OF ___________  )
                      )  SS.
COUNTY OF __________  )

     I, _______, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ______________________ personally known to me to be the _________________________ of _________________________, a ___________, and
personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such _____________, he/she signed and delivered the said instrument, pursuant to authority properly given, as his/her free and voluntary act, and as the free and voluntary act of said limited partnership, for the uses and purposes therein set forth.

     GIVEN under my hand and official seal this _________ day of ______________, 2003.

                                           _____________________________________
                                           Notary Public

                                           My Commission Expires:_______________

                                EXHIBIT A TO DEED

                                LEGAL DESCRIPTION










PIN:
Common Address:

                                EXHIBIT B TO DEED

                              PERMITTED EXCEPTIONS

                                 APPENDIX 4.3(b)

                       Bill of Sale and Omnibus Agreement

     This Bill of Sale and Omnibus Agreement (this "Agreement") is made as of the ___ day of _____________, 2003 by and between _____________________________
("Seller") and _______________________________ ("Buyer").

                                 R E C I T A L S

     A. This Agreement is executed and delivered pursuant to that certain Purchase and Sale Agreement (as the same may have been amended, the "Purchase and Sale Agreement") dated as of ____________________, 2002, by and between Seller and Buyer in which Seller agreed to sell and Buyer agreed to purchase, among other things, the real property described in Schedule 1 attached hereto (the "Land").

     B. All capitalized terms that are used but not defined herein shall have the same meanings ascribed to such terms in the Purchase and Sale Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

     1. Assignment and Assumption. For good and valuable consideration Seller hereby sells, assigns, conveys and contributes to Buyer, and Buyer hereby accepts:

          (a) Personal Property. All right, title and interest of Seller in and to all Personal Property now owned by Seller and used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, including, without limitation, all equipment, machinery, heating, ventilating and air conditioning units, furniture, art work, furnishings, trade fixtures, office equipment and supplies, and whether stored on or off-site, all tools and maintenance equipment, supplies and construction and finish materials not yet incorporated in the Improvements but held for repairs and replacements, all as identified on Schedule 2 attached hereto;

          (b) Intangible Property. All right, title and interest of Seller in and to all Intangible Property now owned by Seller and used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, including, without limitation, any and all of the following: trade names and trade marks associated with the Real Property; the plans and specifications for the Improvements relating to the Land, including as-built plans; unexpired warranties, guarantees, indemnities and claims against third parties; contract rights related to the construction, operation, repair, renovation, ownership or management of the Real Property that are expressly assumed by Buyer pursuant to this Agreement; pending permit or approval applications as well as existing permits, approvals and licenses (to the extent assignable); insurance proceeds and condemnation awards to the extent provided in the Purchase and Sale Agreement; and books and records relating to the Real Property related to the Land; and

          (c) Accepted Service Contracts. All of Seller's right, title and interest in and to the Accepted Service Contracts described in Schedule 3 attached hereto, and Buyer hereby assumes the obligations of Seller under such Accepted Service Contracts first arising or accruing from and after Closing Date.

     2. Warranty. Seller represents and warrants to Buyer that it is the owner of the property and interests described above, that such property is free and clear of all liens, charges and encumbrances other than the Permitted Exceptions (as defined in the Purchase and Sale Agreement), and Seller warrants and defends title to the above-described property unto Buyer, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof, subject only to the Permitted Exceptions as defined in the Purchase and Sale Agreement.

     3. Indemnification. Seller shall defend, indemnify and hold harmless Buyer from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Buyer by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Accepted Service Contracts arising or accruing before the Closing Date. Buyer shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe the obligations assumed by it under this instrument with respect to the Accepted Service Contracts first arising or accruing from and after the Closing Date.

     4. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year set forth above.

                                         SELLER:

                                         ______________________________________


                                         By:___________________________________
                                         Name:_________________________________
                                         Title:________________________________

Dated:________________________________

                                         BUYER:

                                         ______________________________________


                                         By:___________________________________
                                         Name:_________________________________
                                         Title:________________________________

Dated:________________________________

                                 APPENDIX 4.3(C)

                               Assignment of Lease

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         This Assignment and Assumption of Lease (this "Assignment") is made as of the ___ day of _____________, 2003 by and between ______________ ("Seller")
and _________________________________ ("Buyer").

                                    RECITALS

         A. This Assignment is executed and delivered pursuant to that certain Purchase and Sale Agreement (as the same may have been amended, the "Purchase and Sale Agreement") dated as of _____ ___, 2002, by and between Seller and Buyer in which Seller agreed to sell and Buyer agreed to purchase, among other things, the real property described in Schedule 1 attached hereto (the "Land").

         B. All capitalized terms that are used but not defined herein shall have the same meanings ascribed to such terms in the Purchase and Sale Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

         1. Assignment and Assumption. For good and valuable consideration Seller hereby sells, assigns, conveys and contributes to Buyer, and Buyer hereby accepts all of Seller's right, title and interest in and to that certain Lease dated as of October 30, 1995 between Seller, as landlord, and Genus, Inc., as tenant ("Original Tenant"), as amended by a First Amendment to Lease dated as of November 8, 1995 between Seller and Original Tenant, and a Second Amendment to Lease dated as of October 30, 1996 between Seller and Original Tenant, and assigned pursuant to that certain Agreement Regarding Assignment and Transfer of Letter of Credit dated as of April 12, 1999, between Varian Medical Systems, Inc., Varian Semiconductor Equipment Associates, Inc., and Seller, and Buyer hereby assumes all of Seller's obligations under the Lease first arising or accruing from and after Closing Date but as to Seller's obligations with regard to security deposits and other deposits, only to the extent the security deposits have been transferred or credited to Buyer.

         2. Warranty. Seller represents and warrants to Buyer that it is the owner of the property and interests described above, that such property is free and clear of all liens, charges and encumbrances other than the Permitted Exceptions (as defined in the Purchase and Sale Agreement), and Seller warrants and defends title to the above-described property unto Buyer, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof, subject only to the Permitted Exceptions as defined in the Purchase and Sale Agreement.

         3. Indemnification. Seller shall defend, indemnify and hold harmless Buyer from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by

Buyer by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Lease arising or accruing before the Closing Date. Buyer shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe the obligations assumed by it under this instrument with respect to the Lease first arising or accruing from and after the Closing Date.

         4. Counterparts; Facsimile. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Assignment. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.



                            [signature page follows]

         IN WITNESS WHEREOF, this Assignment and Assumption of Lease has been duly executed and delivered as of the day and year set forth above.

                                              SELLER:

                                              __________________________________

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                              BUYER:

                                              __________________________________

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

STATE OF  )
                  ) SS.
COUNTY OF )

         I, ____________, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _________________________ personally known to me to be the _________________________ of
________________________________________, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such __________________________, he/she signed and delivered the said instrument, pursuant to authority properly given, as his/her free and voluntary act, and as the free and voluntary act of said corporation and said limited partnerships, for the uses and purposes therein set forth.

         GIVEN under my hand and official seal this __________ day of _________, 2003.

                                 ___________________________________
                                 Notary Public

                                 My Commission Expires:_____________

STATE OF      )
                         ) SS.
COUNTY OF         )

         I, _____________, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _________________________ personally known to me to be the _________________________ of __________________________ and
personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such __________________________, he/she signed and delivered the said instrument, pursuant to authority properly given, as his/her free and voluntary act, and as the free and voluntary act of said trust and said limited partnerships, for the uses and purposes therein set forth.

         GIVEN under my hand and official seal this _____ day of ____________, 2003.

                                 __________________________________
                                 Notary Public

                                 My Commission Expires:____________

                                 Appendix 4.3(f)

                                FIRPTA Affidavit

         Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee (hereinafter defined) that withholding of tax is not required upon the disposition of a United States real property interest by_______________________________________, a _________ (the "Transferor") to ___________________________________, a
___________ (the "Transferee"), the undersigned, being first duly sworn upon oath, does hereby depose and say, and does hereby certify the following on behalf of the Transferor:

         1. The undersigned is the ____________________ of the Transferor and is familiar with the business of the Transferor;

         2. The Transferor is not a foreign person; that is, the Transferor is not a nonresident alien, a foreign corporation, foreign partnership, foreign trust or foreign estate (as all such terms are defined in the Internal Revenue Code of 1986, as amended, and United States Treasury Department Income Tax Regulations in effect as of the date hereof);

         3. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of ___________;

         4. The Transferor's United States employer identification number is __________;

         5. The Transferor's office address and principal place of business is ______________________________________; and

         6. This certificate and affidavit is made to induce the Transferee to consummate the transactions contemplated by the Transferor and Transferee.

         The Transferor understands that this affidavit and certification may be disclosed to the United States Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury, the undersigned declares that he has examined this affidavit and certificate, and to the best of the undersigned's knowledge and belief, it is true, correct and complete. The undersigned further declares that he has authority to sign this affidavit and certificate on behalf of the Transferor.

         This affidavit and certificate is executed and delivered as of the ____ day of _______________, 2003.

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                 APPENDIX 6.1(c)

          List of Leases, including all guaranties, letters of credit, amendments, side letter agreements

         That certain Lease dated as of October 30, 1995 between Berkshire-Newburyport Limited Partnership, as landlord ("Landlord"), and Genus, Inc., as tenant ("Original Tenant"), as amended by a First Amendment to Lease dated as of November 8, 1995 between Landlord and Original Tenant, and a Second Amendment to Lease dated as of October 30, 1996 between Landlord and Original Tenant, and assigned pursuant to that certain Agreement Regarding Assignment and Transfer of Letter of Credit dated as of April 12, 1999, between Varian Medical Systems, Inc, Varian Semiconductor Equipment Associates, Inc. and Landlord. Landlord holds a letter of credit in the amount of $1,850,000 pursuant to the foregoing Lease.

                                 APPENDIX 6.1(d)

                            List of Service Contracts

         None.

                                 APPENDIX 6.1(g)

                        List of Environmental Assessments

         Preliminary Environmental Site Assessment from Ransom Environmental Consultants, Inc. dated June 5, 1995, and related correspondence from Environmental Compliances Services, Inc. dated September 11, 1995.

                                  APPENDIX 9.11

                                Notice Addresses

(a)      Seller:                                             With copy to:  Robert P. Cunningham, Esq.

         Berkshire Newburyport Limited                       Robinson Donovan Madden & Barry P.C.
         Partnership                                         1500 Main Street, Suite 1600
         c/o Berkshire Development LLC                       Post Office Box 15609
         1500 Main Street, Suite 1400                        Springfield, MA  01111-5609
         Springfield, MA  01115                              Phone:  (413) 732-2301
         Phone:  (413) 781-2800                              Fax:  (413) 785-4658
         Fax:  (413) 781-8888

(b)      Buyer:

         Varian Semiconductor                                With a copy to:  Paul Jakubowski, Esq.
         Equipment Associates, Inc.
         35 Dory Road                                                         Hale and Dorr LLP
         Gloucester, Massachusetts  01930                                     60 State Street
         Attn:  Richard T. Johnson                                            Boston, MA  02109
         Phone:  (978) 282-2794                                               Fax:  (617) 526-5000
         Fax:  (978) 283-0857

(c)      Escrow Agent:

         First American Title Insurance
         Company
         101 Huntington Avenue
         Boston, MA  02199
         Attn:  Annette M. Labrecque
         Phone: (617) 345-0088
         Fax:  (617) 247-8648

(d)      Title Company:

         First American Title Insurance
         Company
         101 Huntington Avenue
         Boston, MA  02199
         Attn:  Annette M. Labrecque
         Phone: (617) 345-0088
         Fax:  (617) 247-8648

                           PURCHASE AND SALE AGREEMENT


                                      FROM

                    BERKSHIRE-NEWBURYPORT LIMITED PARTNERSHIP


                                       TO


                 VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE 1: SCHEDULE; DEFINITIONS; PURCHASE PRICE ............................  1

 1.1      Schedule ..........................................................  1
 1.2      Definitions .......................................................  2
 1.3      Earnest Money .....................................................  4

ARTICLE 2: INSPECTION .......................................................  5

 2.1      Due Diligence; Indemnity ..........................................  5
 2.2      Seller's Delivery of Specified Documents ..........................  5
 2.3      Title and Survey ..................................................  5
 2.4      Objection Notice ..................................................  6
 2.5      Service Contracts .................................................  7
 2.6      Intentionally Omitted .............................................  7
 2.7      Intentionally Omitted .............................................  7
 2.8      CCRs ..............................................................  7
 2.9      Assumed Debt ......................................................  7

ARTICLE 3: OPERATIONS AND RISK OF LOSS ......................................  8

 3.1      Ongoing Operations ................................................  8
 3.2      Damage ............................................................ 10
 3.3      Condemnation ...................................................... 10

ARTICLE 4: CLOSING .......................................................... 11

 4.1      Closing ........................................................... 11
 4.2      Conditions to the Parties' Obligations to Close ................... 11
 4.3      Seller's Deliveries in Escrow ..................................... 12
 4.4      Buyer's Deliveries in Escrow ...................................... 13
 4.5      Closing Statements ................................................ 14
 4.6      Possession ........................................................ 14
 4.7      Delivery of Books and Records ..................................... 14

ARTICLE 5: PRORATIONS; COSTS ................................................ 14

 5.1      Prorations ........................................................ 14
 5.2      Post-Closing Corrections .......................................... 16
 5.3      Utilities ......................................................... 16
 5.4      Service Contracts ................................................. 16
 5.5      Costs ............................................................. 16
 5.6      Sales, Transfer, and Documentary Taxes ............................ 16
 5.7      Utility Deposits .................................................. 16

 5.8   Sales Commissions .................................................... 17
 5.9   Intentionally Omitted ................................................ 17
 5.10  Intentionally Omitted ................................................ 17

ARTICLE 6: REPRESENTATIONS AND WARRANTIES ................................... 17

 6.1   Seller's Representations and Warranties .............................. 17
 6.2   Buyer's Representations and Warranties ............................... 19
 6.3   Survival of Representations and Warranties ........................... 19

ARTICLE 7: DEFAULT AND REMEDIES ............................................. 20

 7.1   Seller's Default ..................................................... 20
 7.2   Buyer's Default ...................................................... 20
 7.3   Other Expenses ....................................................... 20

ARTICLE 8: INDEMNIFICATION .................................................. 20

 8.1   Seller's Indemnity ................................................... 20
 8.2   Buyer's Indemnity .................................................... 20
 8.3   Procedure ............................................................ 21
 8.4   Survivability ........................................................ 21

ARTICLE 9: MISCELLANEOUS .................................................... 21

 9.1   Parties Bound ........................................................ 21
 9.2   Headings ............................................................. 21
 9.3   Invalidity and Waiver ................................................ 21
 9.4   Governing Law ........................................................ 22
 9.5   Survival ............................................................. 22
 9.6   No Third Party Beneficiary ........................................... 22
 9.7   Entirety and Amendments .............................................. 22
 9.8   Time ................................................................. 22
 9.9   Confidentiality ...................................................... 22
 9.10  Enforcement Expenses ................................................. 22
 9.11  Notices .............................................................. 22
 9.12  Construction ......................................................... 22
 9.13  Calculation of Time Periods .......................................... 23
 9.14  Intentionally Omitted ................................................ 23
 9.15  Execution in Counterparts ............................................ 23
 9.16  Intentionally Omitted ................................................ 23
 9.17  Further Assurances ................................................... 23
 9.18  Waiver of Jury Trial ................................................. 23
 9.19  Intentionally Omitted ................................................ 23
 9.20  1031 Exchange ........................................................ 23
 9.21  Mutual Execution ..................................................... 24

                           PURCHASE AND SALE AGREEMENT
                       SCHEDULE OF EXHIBITS AND APPENDICES

Exhibit A           -     Legal Description

Appendix 1.3        -     Escrow Agreement

Appendix 2.2        -     Property Information

Appendix 2.9        -     Loan Documents

Appendix 4.3(a)     -     Deed

Appendix 4.3(b)     -     Omnibus Agreement

Appendix 4.3(c)     -     Assignment

Appendix 4.3(f)     -     FIRPTA

Appendix 6.1(c)     -     List of Leases

Appendix 6.1(d)     -     List of Service Contracts

Appendix 6.1(g)     -     List of Environmental Assessments

Appendix 9.11       -     Notice Addresses